UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2005

OshKosh B’Gosh, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-13365	39-0519915
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)

112 Otter Avenue
Oshkosh, Wisconsin 54901
(Address of principal executive offices)

(920) 231-8800
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into Material Definitive Agreement.

Agreement and Plan of Merger

On May 10, 2005, OshKosh B’Gosh, Inc. (“OshKosh B’Gosh”), a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The William Carter Company (“TWCC”), a wholly-owned subsidiary of Carter’s Inc. (“Carter’s”), and Blue Merger Corp. (“Merger Sub”), a newly-formed Delaware corporation and a direct wholly-owned subsidiary of TWCC.

Under the terms of the Merger Agreement, Merger Sub will be merged (the “Merger”) with and into OshKosh B’Gosh, with OshKosh B’Gosh continuing as the surviving corporation and becoming a subsidiary of TWCC.  At the effective time of the Merger, each outstanding share of common stock of OshKosh B’Gosh will be cancelled and converted into the right to receive $26.00 in cash, without interest.  All outstanding stock options will be redeemed at the spread between the $26.00 and their exercise price.

Completion of the Merger is subject to several conditions, including approval of the Merger by OshKosh B’Gosh’s Class B stockholders, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the receipt of financing and other customary closing conditions. The companies expect to close the transaction during the third fiscal quarter of 2005.  Certain stockholders of OshKosh B’Gosh, owning over 75% of its Class B common stock, have entered into voting agreements in support of the transaction.  Under OshKosh B’Gosh’s charter, the vote of 66.7% of its Class B common stock is required to approve the merger, and no Class A stockholder approval is required.  However, the Merger Agreement contains certain termination rights, including the right of the board of directors of OshKosh B’Gosh to terminate the Merger Agreement prior to the stockholders’ meeting under certain circumstances.

In connection with the Merger, on May 10, 2005, the board of directors of OshKosh B’Gosh amended the OshKosh B’Gosh, Inc. 1994 Incentive Stock Plan, the OshKosh B’Gosh, Inc. 1995 Outside Directors Stock Option Plan and the OshKosh B’Gosh, Inc. 2004 Incentive Stock Plan (collectively, the “Plans”) because the Plans did not provide rules for the treatment of stock options in the event of a merger in which OshKosh B’Gosh is acquired but is the surviving corporation.  As a result, the Plans were amended to permit the board’s compensation committee with approval of the board of directors to adjust outstanding stock options in the event of a merger in which OshKosh B’Gosh is the surviving corporation, but as a result of which OshKosh B’Gosh stock subject to the options ceases to be publicly traded, to reflect the merger transaction appropriately.  Pursuant to the amendments, the compensation committee, with the approval of the board, directed that immediately prior to the effective time of the Merger, each outstanding option will be cancelled in exchange for the payment to each option holder of an amount of cash per share (less normal withholding taxes) equal to the excess of the value of the property (including cash) received by the holder of a share of OshKosh B’Gosh stock as the result of the Merger over the exercise price of the option.  A copy of the Plans, as amended, are attached as Exhibits 10.8, 10.9 and 10.10, respectively.

The foregoing summary of the proposed transaction and the Merger Agreement is subject to, and qualified in its entirety by, the Merger Agreement attached as Exhibit 2.1, and incorporated herein by reference.

Forward-Looking Statements

This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement.  More information about OshKosh B’Gosh and risks related to OshKosh B’Gosh’s business are detailed in OshKosh B’Gosh ‘s most recent annual report on Form 10-K for the fiscal year ended January 1, 2005, and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission. OshKosh B’Gosh does not undertake an obligation to update forward-looking statements.

Item 9.01.    Financial Statements and Exhibits.

(c)  Exhibits:

Exhibit 2.1	Agreement and Plan of Merger, dated as of May 10, 2005, by and among The William Carter Company, Blue Merger Corp., and OshKosh B’Gosh, Inc

Exhibit 10.8	OshKosh B’Gosh, Inc. 1994 Incentive Stock Plan, as amended and restated.

Exhibit 10.9	OshKosh B’Gosh, Inc. 1995 Outside Directors’ Stock Option Plan, as amended and restated.

Exhibit 10.10	OshKosh B’Gosh, Inc. 2004 Incentive Stock Plan, as amended and restated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OshKosh B’Gosh, Inc.

Date: May 13, 2005	By:	/S/ MICHAEL L. HEIDER
Michael L. Heider
Vice President Finance, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 2.1	Agreement and Plan of Merger, dated as of May 10, 2005, by and among The William Carter Company, Blue Merger Corp., and OshKosh B’Gosh, Inc

Exhibit 10.8	OshKosh B’Gosh, Inc. 1994 Incentive Stock Plan, as amended and restated.

Exhibit 10.9	OshKosh B’Gosh, Inc. 1995 Outside Director’s Stock Option Plan, as amended and restated.

Exhibit 10.10	OshKosh B’Gosh, Inc. 2004 Incentive Stock Plan, as amended and restated.